Exhibit (P) 1.10

Code of Conduct

Amendment Date: September 2006

As officers and employees of Berkeley Capital Management LLC (“Berkeley”) and Delta Asset Management, Inc., a division of Berkeley, (“Delta”), (Berkeley and Delta are herein collectively referred to as “BCM LLC”), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our clients our undivided loyalty – our clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow employees.

We expect all employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts – simply stated, no officer or employee should ever enjoy an actual or apparent benefit over the account of any client.

We expect all persons associated with BCM LLC to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients’ interests or the interests of BCM LLC, subject to the legality of such information.

We expect our officers and employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this code or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

You are required to complete the Code of Conduct Acknowledgement Form (attached herein) that you have received and understand the contents of the Code of Conduct.

You are encouraged to contact Mr. Kevin Cuccias, BCM LLC’s Chief Compliance Officer, or in his absence, Mr. Jon Mishima, BCM LLC’s Controller if you have any questions about, or believe that changes or additions to, or deletions from, the Code of Conduct and Regulatory Compliance Manual (the “Manual”) may be appropriate. In addition, please do not hesitate to contact either of the individuals listed above if you feel as though any of BCM LLC’s disclosure documents, including its Form ADV and advisory contracts are inaccurate, incomplete or out-of-date.

Maintenance of Code of Conduct and Regulatory Compliance Manual

Procedure Amendment Date: February 2006

General

Rule 206(4)-7 under the Investment Advisers Act of 1940 (“Advisers Act”) requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

Risks

In developing this policy and procedures, BCM LLC considered the material risks associated with maintaining the Manual. This analysis includes risks such as:

•	Written procedures are outdated and ineffective.

•	BCM LLC has a dominant person (or persons) that has the power to override controls to achieve personal gain.

•	Employees may not feel comfortable bringing a compliance matter to the attention of management.

•	Poor financial condition of the Company or its Employees may increase the likelihood of decisions or actions that are not in the best interest of clients.

BCM LLC has established the following guidelines to effectuate and monitor BCM LLC’s compliance program.

Policy

BCM LLC shall periodically review its Manual to ensure the adequacy of the policy and procedures contained therein. BCM LLC shall additionally periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7, the “Compliance Program” rule. All policies and procedures contained herein shall apply to both Berkeley and Delta unless specifically noted otherwise. All required changes to the Manual shall be made by BCM LLC’s Chief Compliance Officer.

Procedures

1.	The Chief Compliance Officer shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of BCM LLC’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that BCM LLC deems appropriate.

2.	BCM LLC has engaged Adviser Compliance Associates, LLC (“ACA”), a regulatory and compliance consulting firm, to assist it and its Chief Compliance Officer on a periodic and on-going basis with regard to a variety of matters, including but not limited to: annual review of its compliance program and this Manual, on-going marketing and advertising reviews, assistance with regulatory filings, on-site or telephonic participation during SEC inspections, review of Form ADV, and periodic and as-needed education of BCM LLC’s employees with regard to various compliance matters.

3.	Any changes to the Compliance Manual shall be made by the Chief Compliance Officer or a designee appointed by the Chief Compliance Officer. All final changes shall be approved by the Chief Compliance Officer.

4.	The Chief Compliance Officer is designated with the full power to enforce the policies and procedures set forth in the Compliance Manual. The Chief Compliance Officer shall report any known material violations of the Compliance Manual to BCM LLC’s Board of Directors.

5.	The Chief Compliance Officer shall serve as employees’ reference point when compliance issues arise, and shall conduct periodic training sessions on compliance-related issues, including the policies and procedures contained in this Manual.

6.	BCM LLC will not tolerate retaliatory actions against Employees who report violations of the Manual. In order to minimize the potential for such behavior, all reports of compliance-related issues will be treated as being made on an anonymous basis. Employees shall report all material compliance related issues to the Chief Compliance Officer.

7.	All questions regarding the Compliance Manual shall be directed to the Chief Compliance Officer.

Responsibility

The Chief Compliance Officer is responsible for the successful implementation of the Compliance Manual.

Code of Ethics

Procedure Amendment Date: February 2006

General

The Code of Ethics is predicated on the principle that BCM LLC owes a fiduciary duty to its clients. Accordingly, BCM LLC’s employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, BCM LLC must:

•

Place client interests ahead of BCM LLC’s – As a fiduciary, BCM LLC must serve in its clients’ best interests. In other words, BCM LLC employees may not benefit at the expense of advisory clients. This concept is particularly relevant when employees are making personal investments in securities traded by advisory clients.

•	Engage in personal investing that is in full compliance with BCM LLC’s Code of Ethics – Employees must review and abide by BCM LLC’s Personal Securities Transaction and Insider Trading Policies.

•

Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with BCM LLC, or on behalf of an advisory client.

Any questions with respect to BCM LLC’s Code of Ethics should be directed to the Chief Compliance Officer.

Risks

In developing this policy and procedures, BCM LLC considered the material risks associated with administering the code of ethics. This analysis includes risks such as:

•

Access person engages in various personal trading practices that wrongly make use of non-public information resulting in harm to clients or unjust enrichment to access person. (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the access person has control.)

•	Access persons are able to cherry pick clients’ trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients’ accounts.

•	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for clients.

•	Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with BCM LLC.

•	The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act.

•	Access persons are not aware of what constitutes insider information.

•

Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if BCM LLC wants to recommend the organization for investment or if the organization is one of BCM LLC’s service providers.)

•	Employees use firm property, including research, supplies, and equipment, for personal benefit.

BCM LLC has established the following guidelines to effectuate and monitor BCM LLC’s Code of Ethics.

Guiding Principles & Standards of Conduct

All directors, officers and employees of BCM LLC (collectively referred to as “Employees”), and consultants closely associated with the Company, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that BCM LLC expects from its employees and consultants:

•

Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets;

•	Place the integrity of the investment profession, the interests of clients, and the interests of BCM LLC above one’s own personal interests;

•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•	Avoid any actual or potential conflict of interest;

•	Conduct all personal securities transactions in a manner consistent with this policy;

•

Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect credit on yourself and the profession;

•	Promote the integrity of, and uphold the rules governing, capital markets;

•	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals; and

•	Comply with applicable provisions of the federal securities laws.[1]

BCM LLC HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

[1]

“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

1.	Personal Securities Transaction Policy

Employees of BCM LLC may not purchase or sell any security in which the employee has a beneficial ownership unless the transaction occurs in an exempted security or the employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

BCM LLC’s employees must have written clearance for all personal securities transactions before completing the transactions.2

Generally, employees shall complete BCM LLC’s Pre-Clearance Form (See Attachment A) or may request pre-clearance via email. In either case, BCM LLC shall maintain the pre-clearance forms in conjunction with the record-keeping rule.

The Chief Compliance Officer, along with the traders, shall review all securities that are being evaluated by BCM LLC’s analysts for purchase/removal from client portfolios, including companies that BCM LLC is evaluating through the due diligence process.

Once pre-clearance is granted by the Chief Compliance Officer, or his designee, the Employee has the remainder of the day to execute the transaction. The pre-clearance approval is good only the day in which the approval is granted. Unless otherwise noted, no pre-clearance is required for the exempted transactions noted below.

Reportable and Exempt Securities

BCM LLC requires employees to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security, as that term is defined in Section 202(a)(18) of the Advisers Act (“Reportable Security”), except that it does not include:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds other than Reportable Funds[3]; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

[2]

With the exception of private placements and initial public offerings, BCM LLC shall not require pre-clearance for transactions in accounts over which the access person has no direct or indirect influence or control.

[3]

A “Reportable Fund” means (a) any fund for which BCM LLC serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases BCM LLC would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company. Currently, BCM LLC does not manage or advise (nor is BCM LLC otherwise affiliated with) a Reportable Fund.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•

Securities held by members of employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Employees’ interests as a general partner in securities held by a general or limited partnership; or

•	Employees’ interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by employees of securities held by a trust:

•	Ownership of securities as a trustee where either the employee or members of the employees’ immediate family have a vested interest in the principal or income of the trust;

•	Ownership of a vested beneficial interest in a trust; and

•	An employee’s status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for the employee to revoke the trust.

Initial Public Offerings

No employees shall acquire beneficial ownership of securities in an initial public offering.

Private Placements

Employees wishing to acquire beneficial ownership of securities in a private placement must seek written approval to do so from the Chief Compliance Officer. In determining whether to grant the approval, the Chief Compliance Officer will seek to determine whether or not the employee’s acquisition of the security precluded advisory clients from purchasing the security. In addition, the Chief Compliance Officer must determine that the investment was not being offered to the employee strictly by virtue of the employee’s position at BCM LLC.

Reporting

In order to provide BCM LLC with information to enable it to determine with reasonable assurance any indications of scalping, front-running or the appearance of a conflict of interest with the trading by BCM LLC clients, each employee shall submit the following reports (or reports that are substantially similar) in the forms attached hereto to the Chief Compliance Officer showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed above.

Quarterly Transaction Reports

Employees shall be required to instruct their broker-dealers to send to BCM LLC duplicate broker trade confirmations and account statements of the employee which shall be received by the Chief Compliance Officer, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an employee’s trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment B. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership4: (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted. Employees are reminded that they must also report transactions by members of the employee’s immediate family including spouse, children and other members of the household in accounts over which the Employee has direct or indirect influence or control.

Additionally, BCM LLC shall request the Mid-Atlantic traders servicing the Berkeley accounts to submit quarterly transaction reports (or certify that no transactions occurred during the period) in compliance with this reporting requirement.

Initial and Annual Holdings Report

New employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment C for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes an employee.

Existing employees are required to provide BCM LLC with a complete list of securities holdings on an annual basis, or on or before February 14(as determined by BCM LLC) of each year. The report shall be current as of December 31, which is a date no more than 45 days from the final date the report is due to be submitted. (See Attachment D for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (c) the date the access person submits the report.

[4]

“Beneficial Ownership,” as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an Employee’s immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Duplicate Copies

A form brokerage letter is attached to this Policy as Attachment E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Attachment E to each bank, broker or dealer maintaining an account on behalf of the Employee.

Exceptions from Reporting Requirements

Employees are not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the access person had no direct or indirect influence or control, and 2) a transaction report with respect to transactions effected pursuant to an automatic investment plan.

Trading and Review

Though not prohibited by this Personal Securities Transaction Policy, BCM LLC does not expect its employees to engage in frequent short-term (60 days) trading. In addition, BCM LLC does not expect its employees to trade opposite of firm recommendations. BCM LLC strictly forbids “front-running” client accounts, which is a practice generally understood to be employees personally trading ahead of client accounts. The Chief Compliance Officer will closely monitor employees’ investment patterns to detect these abuses. The Controller will monitor the Chief Compliance Officer’s personal securities transactions for compliance with the Personal Securities Transaction Policy.

If BCM LLC discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the Chief Compliance Officer to review the facts surrounding the transactions. This meeting shall help BCM LLC to determine the appropriate course of action.

Reporting Violations and Remedial Actions

BCM LLC takes the potential for conflicts of interest caused by personal investing very seriously. As such, BCM LLC requires its employees to promptly report any violations of the Code of Ethics to the Chief Compliance Officer. BCM LLC’s management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics. BCM LLC has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth below. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis.

BCM LLC has implemented remedial actions that are designed to discourage its employees from violating the Personal Securities Transaction Policy. Employees should be aware that BCM LLC reserves the right to impose varied sanctions on policy violators depending on the severity of the policy violation.

•	1st Violation – Verbal warning;

•	2nd Violation – Written warning that will be included in the employee’s file, and disgorgement of profits to a charity specified by the employee; and

•	3rd Violation – Written warning, disgorgement of profits to a charity and monetary fine to be donated to a charity specified by the employee; and

•	4th Violation – Possible termination of employment.

2.	Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, BCM LLC has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of material non-public information; or

•	Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating material non-public information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of BCM LLC’s employees (“covered persons”) as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the covered person is an officer, director or 10% or greater stockholder and a partnership of which the covered person is a partner unless the covered person has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Advance knowledge of the following types of information is generally regarded as “material”:

•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements

•	New product/service announcements

•	Discovery or research developments

•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Bankruptcy or insolvency problems

•	Tender offers, stock repurchase plans, etc.

•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

BCM LLC’s employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Selective Disclosure

Employees must never disclose proposed/pending trades to any client or other individual/entity outside of BCM LLC. Additionally, BCM LLC must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the Chief Compliance Officer. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of BCM LLC’s fiduciary duty to Clients. Including information regarding Clients’ portfolio holdings in marketing materials is subject to the Chief Compliance Officer’s approval in accordance with BCM LLC’s Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the Chief Compliance Officer. In determining whether or not to approve the dissemination of holdings information, the Chief Compliance Officer will consider, among other things, how current the holdings information is.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an employee has questions as to whether they are in possession of material, non-public information, they must inform the Chief Compliance Officer as soon as possible. From this point, the employee and the Chief Compliance Officer will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

•	Shall not engage in securities transactions of any company, except in accordance with BCM LLC’s Personal Securities Transaction Policy and the securities laws.

•	Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

•	Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

•	Shall immediately report the potential receipt of non-public information to the Chief Compliance Officer.

•	Shall not proceed with any research, trading, etc. until the Chief Compliance Officer informs the employee of the appropriate course of action.

3.	Serving As Officers, Trustees and/or Directors Of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment F. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, BCM LLC may determine that it is in its clients’ best interests for an employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of BCM LLC can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between BCM LLC and the outside organization, and that the employee does not communicate such information to other BCM LLC employees in violation of the information barrier.

Similarly, BCM LLC may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire BCM LLC.

BCM LLC employees are prohibited from engaging in such outside activities without the prior written approval from the Chief Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4.	Diversion of Firm Business or Investment Opportunity

No employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with BCM LLC and in which he or she knows BCM LLC might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Chief Compliance Officer, offering the particular opportunity to BCM LLC, and obtaining written authorization to participate from the Chief Compliance Officer.

Any personal or family interest of an employee in any BCM LLC business activity or transaction must be immediately disclosed to the Chief Compliance Officer. For example, if an employee becomes aware that a transaction being considered or undertaken by BCM LLC may benefit, either directly or indirectly, an employee or a family member thereof, the employee must immediately disclose this possibility to the Chief Compliance Officer.

5.	Loans

No Employee may borrow funds from or become indebted to, any person, business or company having business dealings or a relationship with BCM LLC, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the Chief Compliance Officer. No employee may use BCM LLC’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the Chief Compliance Officer.

6.	Dealings with Government and Industry Regulators

BCM LLC’s policy forbids payments of any kind by it, its employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against BCM LLC. Employees are expected, if requested, to provide BCM LLC with reasonable assistance, including, but not limited to, meeting or consulting with BCM LLC and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

7.	Political Contributions and Public Office

The following outlines BCM LLC’s policies with respect to political contributions and public office:

•	Political contributions, gifts, subscription, loans, advance, or deposit of money or anything of value are not to exceed $1000.00 per candidate per election;

•	Contributions by BCM LLC and/or employees to politically connected individuals/entities who may have the ability, in some way, to influence clients to BCM LLC are strictly prohibited;

•

An employee is permitted to make a contribution to a candidate only if the employee is entitled to vote for him/her at the time of the contribution (though contributions to Presidential candidates are excluded from this requirement); and

•	No employee is permitted to make any soft dollar contributions.

•	No employee can hold a public office if it in any way conflicts with BCM LLC’s business.

8.	Improper Use of BCM LLC Property

No Employee may utilize property of BCM LLC or utilize the services of BCM LLC, its principals or employees, for his or her personal benefit or the benefit of another person or entity, without proper and express written approval of the Chief Compliance Officer. For this purpose, “property” means both tangible and intangible property, including BCM LLC and employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

9.	Protection of Berkeley and Delta Name

Employees should at all times be aware that Berkeley’s and Delta’s names, reputations and credibilities are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of the Berkeley and Delta names in any manner that could be misinterpreted to indicate a relationship between Berkeley/Delta and any other entity or activity.

10.	Employee Involvement in Litigation or Proceedings

Employees must advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is subject to any judgment, order or arrest, or is contacted by any regulatory authority.

11.	Gifts

Employees may not accept limited investment opportunities, lavish gifts or other extravagant gratuities from individuals seeking to conduct business with BCM LLC, or on behalf of an advisory client. However, employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and not lavish or extravagant in nature. Employees must report their receipt of gifts over $100 to the Chief Compliance Officer by completing Attachment G. Gifts received on behalf of BCM LLC shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to the Company’s offices by broker/dealers.

Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $100 to any client, prospective client or any individual or entity that BCM LLC is seeking to do business with.

Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, since BCM LLC manages Taft-Hartley funds, any gratuity provided by BCM LLC to labor unions or union representatives that have an “interest” in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $250 per fiscal year are required to be reported on Attachment I and Department Labor Form LM-10 within 90 days following the end of BCM LLC’s fiscal year. Accordingly, BCM LLC will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The Department of Labor has issued further guidance on the filing of Form LM-10 through its website (www.dol.gov). Below are the relevant web-pages regarding the filing of Form LM-10:

•	Form LM-10

http://www.dol.gov/esa/regs/compliance/olms/GPEA_Forms/lm%20-%2010p.pdf#search=‘Form%20LM10’

•	Instructions to Form LM-10

http://www.dol.gov/esa/regs/compliance/olms/GPEA_Forms/LM-10%20instructions.pdf

•	Frequently Asked Questions

http://www.dol.gov/esa/regs/compliance/olms/LM10_FAQ.htm

12.	Travel Expenses

Employees may charge to BCM LLC normal and reasonable travel and travel-related expenses incurred for a BCM LLC business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While BCM LLC has not prescribed limits on such expenses, BCM LLC may reiterate its policy with Employees as necessary.

Disclosure

BCM LLC shall describe its Codes of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for BCM LLC’s Code of Ethics shall be directed to the Chief Compliance Officer.

Recordkeeping

BCM LLC shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or BCM LLC’s management.

•	A copy of the Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•

A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by this Code of Ethics for each person who is currently, or with the past five years was, an employee of BCM LLC.

•

A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•

A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•

The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering by employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Responsibility

The Chief Compliance Officer will be responsible for administering the Personal Securities Transaction Policy of both Berkeley and Delta. All questions regarding the policy should be directed to the Chief Compliance Officer.

Attachment A

Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

Buy	Sell

Security	Symbol

Common Stock	Option	Debt	Other

Number of Shares/Contracts/Principal

Brokerage Account Number	Custodian

Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days.

Employee	(PRINT NAME)

Signed	Date

By signing below, the individual verifies that the proposed transaction described above does not violate Berkeley Capital Management LLC’s Personal Securities Transaction Policy. Note: One signature is required for pre-clearance.

Kevin Cuccias, Chief Compliance Officer	Date

Jon Mishima, Controller	Date

Attachment B

Quarterly Securities Transaction Report

For the Calendar Quarter Ended:	(month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to BCM LLC’s Code of Ethics.

SECURITY	TICKER/ CUSIP	DATE	SHARES	PRINCIPAL AMOUNT	BUY/SELL	PRICE	CUSTODIAN

I am reporting the opening of the following securities accounts during the past quarter:                                                   Account Names

                                                  Custodian

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

Attachment C

Initial Holdings Report

Date of Employment:	(month/day/year)

The following is a list of current holdings as of a date not more than 45 days prior to the date I became an Employee of BCM LLC:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

Attachment D

Annual Holdings Report

The following is a list of current holdings, as of <DATE>, which is no more than 45 days prior to the submission date of this Report:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

Attachment E

Sample of Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:	Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

Berkeley Capital Management, LLC

Attn: Compliance Department

One Bush Street, 12th Floor

San Francisco, California 92104

If you have any questions or concerns, please feel free to give me a call at (415) 393-0300. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc: <Name>

Attachment F

Request for Approval of Outside Activity Form

______________________________________________________________________________________________________________________________

The undersigned hereby requests approval for participation in the following outside activity:

______________________________________________________________________________________________________________________________

Name and address of company or organization: _____________________________________________________________________

Nature of organization’s primary business or purpose: _______________________________________________________________

Is this a public company? (YES/NO) If YES, stock symbol: ___________________________________________________________

Complete description of anticipated role with organization: ___________________________________________________________

______________________________________________________________________________________________________________________________

Describe any compensation you will receive: _____________________________________________________________________

If this request for approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢

I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am aware of no other employees who are officers or directors of the organization noted above.

➢

I agree to adhere to the insider trading policies of both Berkeley Capital Management LLC (“Berkeley”) and the organization, and not to communicate any material non-public information in my possession regarding the organization to Berkeley’s investment advisory or research staff.

➢	I will avoid participation in discussions regarding service, investment management, or other arrangements with Berkeley or its affiliates, and will recuse myself from voting on any such matters.

______________________________________________________________________________________________________________________________

Signature of Employee: ________________________________	Date:

Approved By: ________________________________________	Date:

______________________________________________________________________________________________________________________________

Attachment G

Gift Report

Employee(s) Receiving/Giving the Gift:

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

Describe the Gift:

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

Approximate Total Dollar Amount of Gift: $

Receiver/Giver of the Gift:

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

Has Employee Received/Given Additional Gifts from Receiver/Giver within the Past 12 Months? If yes, list the gifts received/given and the approximate Value of the Gifts:

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

Relationship of Receiver/Giver to Berkeley/Delta and/or Employee(s):

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

Reason (if known) the Gift will be given by/given to Berkeley/Delta and/or Employee(s):

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

Compliance Use Only

Approved Not Approved Person Approving

Reasons Supporting Decision to Approve/Not Approve: ___________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________